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                                                                    EXHIBIT 99.1


CONFERENCE CALL REMINDER:
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
Time:             Today, Thursday, April 22nd at 5:00 p.m. EDT
Dial-in:          210-234-0000, passcode "BackWeb"
Web Replay:       www.backweb.com or www.fulldisclosure.com (within 48 hours of call)
Phone Replay:     402-530-7748
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                              FOR IMMEDIATE RELEASE

                           [OFFLINE WEB COMPANY LOGO]

                             THE OFFLINE WEB COMPANY

                             BACKWEB REPORTS REDUCED
                       Q1 NET LOSS ON 7% REVENUE INCREASE;
                    CASH AND INVESTMENTS TOTAL $13.4 MILLION

SAN JOSE, CA - APRIL 22, 2004 - BackWeb Technologies Ltd. (Nasdaq: BWEB), a leading provider of offline Web software, today reported financial results for its first quarter ended March 31, 2004. In addition, BackWeb announced that as a result of preliminary discussions it is entering into with its auditing firm, Ernst & Young LLP, with respect to a potential licensing transaction, the Company's Board and its audit committee have accepted the auditors' resignation as BackWeb's auditing firm (effective following the filing of its Form 10-Q for the quarter ended March 31, 2004). This decision is related to the high standards of independence governing independent auditors potential conflicts of interest and was not the result of any disputes or disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

BackWeb achieved Q1 2004 net revenue of $1.64 million compared to $1.53 million in the first quarter of 2003, an increase of 7% driven by higher maintenance and consulting revenue which more than offset a decline in license revenue resulting from the transition of BackWeb's sales execution strategy and related realignments within its worldwide sales team.

As a result of BackWeb's company-wide cost management initiatives and higher revenue, the Company reported a reduced net loss of $1.37 million, or $0.03 per share, for Q1 2004, compared to a net loss of $3.64 million, or $0.09 per share, in Q1 2003. The year-ago first quarter results included a $1.0 million charge for the write-down of an equity investment. BackWeb's 2004 first quarter net loss also represented a sequential improvement over its Q4 2003 net loss of $1.99 million, or $0.05 per share. As of March 31, 2004, BackWeb had cash and investments totaling $13.4 million and no long-term debt.

Erez Lorber, CEO of BackWeb, commented, "While investments in new or upgraded IT infrastructure remain in a tentative rebound, our rigorous cost management disciplines contributed to bottom-line improvement in the quarter. We also initiated a realignment of our sales strategy and sales team to emphasize business value selling as a complement to our traditional technology selling to IT professionals. To implement this new initiative, we recruited Pat Williams as Vice President of Worldwide Sales. We specifically selected Pat for this role because he brings substantial experience in successfully implementing value-based selling strategies.

"Importantly, during the quarter we continued to expand our base of deployed customers. We focused on enabling our customers to obtain greater efficiencies and business value from their

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BACKWEB REPORTS REDUCED Q1 NET LOSS ON 7% REVENUE GAIN, 4/22/04  Page 2 of 4


customer facing organizations through the use of our solution. Our growing base of customers in full production provides important commercial and technological validation for our offering, which we plan to leverage in a variety of ways within our sales and marketing programs."

ABOUT BACKWEB TECHNOLOGIES:
BackWeb Technologies is a leading offline Web software company. BackWeb extends the value of technology investments by offering mobile and remote employees offline access to portals, intranets, and other Web-based applications and content. The Company's products reduce network costs and improve the productivity of an increasingly mobile workforce. At the core of BackWeb's products is its patented Polite(R) synchronization technology that can distribute large amounts of data even over narrow bandwidth connections.

BackWeb(R) Offline Access Server(TM), the Company's flagship product, integrates with portal frameworks, intranets, and web applications to extend access to users who are frequently disconnected from the network or offline. Its two-way synchronization capability enables field personnel to both access and publish to portals and web applications while disconnected, creating greater efficiency and improved data accuracy and value.

BackWeb customers include market leaders such as Boehringer Ingelheim, Centocor, Eastman Kodak, GE Medical Systems, Guidant, Hewlett-Packard, KLA Tencor, Lam Research, Pfizer, and more than one hundred other companies. BackWeb also has strategic reseller alliances with software industry leaders: Plumtree, SAP, and IBM.

BackWeb is headquartered in San Jose, California, and Ramat-Gan, Israel. For more information, visit www.backweb.com or call (800) 863-0100.

(C) 2004 BackWeb Technologies Ltd. All rights reserved. BackWeb and Polite are registered trademarks and Offline Access Server is a trademark of BackWeb Technologies Ltd. All other trademarks are property of their respective owners.

Statements in this news release, which are not purely historical, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements of beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include statements regarding: cost management efforts and their affect; the realignment of the Company's sales strategy and its expected benefits; potential licensing of our products to Ernst & Young; market penetration and growth and the expectation of continued deployments; the Company's ability to leverage and benefit from those deployments; the Company's focus going forward; and the benefit of BackWeb's products to mobile and remote employees. Actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially from expectations include, but are not limited to, continued prolonged downturn in general economic conditions or IT industry spending; the uncertainty of market acceptance of offline access products; our ability to license those products to Ernst & Young or any other particular customer; the ability of the Company to develop innovative technology and deliver solutions that meet customer needs; and potential emergence of competitive technologies or competitor companies. In addition, please refer to our periodic filings with the Securities and Exchange Commission, such as Forms 10-K and 10-Q, which contain more detailed descriptions of the risk factors facing our business. BackWeb assumes no obligation to update any of the forward-looking statements in this release.

                                      # # #

Contacts:   Michael Morgan                Karin Oloffson, David Collins
            Chief Financial Officer       Jaffoni & Collins
            (408) 933-1700                (212) 835-8500 or bweb@jcir.com
            investors@backweb.com

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BACKWEB REPORTS REDUCED Q1 NET LOSS ON 7% REVENUE GAIN, 4/22/04  Page 3 of 4


                            BACKWEB TECHNOLOGIES LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                    UNAUDITED

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
                                                    MARCH 31,  DECEMBER 31,
                                                      2004        2003
ASSETS
Current assets:

   Cash and investments                             $13,427     $14,457
   Trade accounts receivable, net                     2,048       2,403
   Other current assets                                 655         782
                                                    -------     -------
Total current assets                                 16,130      17,642

Long-term investments and other assets                  520         572
Property and equipment, net                             223         301
                                                    -------     -------
     Total assets                                   $16,873     $18,515
                                                    =======     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

   Accounts payable and accrued liabilities         $ 3,789     $ 4,216
   Deferred revenue                                   1,331       1,125
                                                    -------     -------
     Total current liabilities                        5,120       5,341

Long-term liabilities                                    92         213
Total shareholders' equity                           11,661      12,961
                                                    -------     -------
     Total liabilities and shareholders' equity     $16,873     $18,515
                                                    =======     =======
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BACKWEB REPORTS REDUCED Q1 NET LOSS ON 7% REVENUE GAIN, 4/22/04  Page 4 of 4

                            BACKWEB TECHNOLOGIES LTD.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

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
                                           THREE         THREE
                                        MONTHS ENDED  MONTHS ENDED
                                         MARCH 31,      MARCH 31,
                                           2004          2003
REVENUE:
 License revenue                        $    669      $    735

  Maintenance revenue                        619           540
  Consulting revenue                         350           252
                                        --------      --------
 Service revenue                             969           792
                                        --------      --------
     Total revenue                         1,638         1,527

COST OF REVENUE:

 Cost of license revenue                      24            55
 Cost of service revenue                     393           221
                                        --------      --------
     Total cost of revenue                   417           276

GROSS PROFIT                               1,221         1,251
                                        --------      --------

 OPERATING EXPENSES:
   Research and development                  971         1,168
   Sales and marketing                       952         1,788
   General and administrative                609           992
                                        --------      --------
     Total operating expenses              2,532         3,948
                                        --------      --------

LOSS FROM OPERATIONS                      (1,311)       (2,697)

 Finance and other income (expense)          (60)           59
 Write-down of an equity investment           --        (1,000)
                                        --------      --------

NET LOSS                                $ (1,371)     $ (3,638)
                                        ========      ========

NET LOSS PER SHARE                      $  (0.03)     $  (0.09)
                                        ========      ========
Weighted Average Shares Outstanding       40,622        39,787
                                        ========      ========
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                                      # # #